UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2005

PORTALPLAYER, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51004	77-0513807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 W. Plumeria Drive San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 521-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2005, the Board of Directors of PortalPlayer, Inc. (the “Company”), upon the recommendations of the Compensation Committee of the Board of Directors and a subcommittee of the Compensation Committee, took action with respect to compensation for outside, or non-employee, directors. In addition, the Compensation Committee amended Sections 4(b)(i) and (ii) of the Company’s 2004 Stock Incentive Plan (the “Plan”) with respect to automatic grants to Outside Directors (as defined in the Plan).

Stock Option Grants and Restricted Stock Awards; Amendment of Stock Incentive Plan

The Board of Directors, upon the approval and recommendation of the subcommittee of the Compensation Committee, amended Section 4(b)(i) of the Plan to provide that at the time of the initial election of each Outside Director (as defined in the Plan) who is initially elected to the Board of Directors on or after July 22, 2005, and who was not previously an Employee (as defined in the Plan), each such director shall be granted on the date of his or her initial election an option to purchase 27,916 shares of common stock of the Company (reflecting a decrease from 41,666 shares) and an award of 4,583 shares of restricted stock under the Plan. The shares underlying the option and the shares of restricted stock shall vest in accordance with Section 4(b)(i) of the Plan.

The Board of Directors, upon the approval and recommendation of the subcommittee of the Compensation Committee, amended Section 4(b)(ii) of the Plan to provide that on the date of his or her election to the Board of Directors, commencing with the 2006 Annual Meeting of Stockholders, each Outside Director shall be granted an option to purchase 8,375 shares of common stock of the Company (reflecting a decrease from 9,166 shares) and an award of 1,375 shares of restricted stock under the Plan, provided that such Outside Director has served on the Board of Directors for at least six months. The options and restricted stock awards shall vest in full on the first anniversary of the date of grant; provided, however, that such option or restricted stock award shall become exercisable in full immediately prior to the next regular annual meeting of the Company’s stockholders following the date of grant in the event such meeting occurs prior to such first anniversary date (as set forth in Section 4(b)(ii) of the Plan). A copy of the Plan, as amended and restated, is attached as Exhibit 10.1 to this report.

In lieu of the stock option grants that were to be issued to each of the Outside Directors elected upon the 2005 Annual Meeting of Stockholders and were previously suspended by the Board of Directors, the Board of Directors, upon the approval and recommendation of the subcommittee of the Compensation Committee, approved the grant to each Outside Director of an option to purchase 8,375 shares of common stock of the Company and an award of 1,375 shares of restricted stock under the Plan effective July 28, 2005, which vest in accordance with Section 4(b)(ii) of the amended Plan, provided that the term “June 10, 2006” has been substituted for the terms “the first anniversary date of grant or award” and “such first anniversary date” with respect to these grants. The exercise price of shares underlying options shall be equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on July 28, 2005, the effective date of grant.

Elimination of Meeting Fees and Increase of Annual Retainers

The meeting fees for general board service, the meeting fees for the Chairman of each committee of the Board of Directors and the meeting fees for members of each committee of the Board of Directors have been eliminated and the annual retainers for performance of such services increased to the amounts shown in the following table, effective as of June 11, 2005, as approved by the Board of Directors of the Company upon the recommendation of the Compensation Committee of the Board of Directors:

Description of Service	Retainer Amount
General board service	$20,000
Chairman of the Board of Directors	25,000	*
Chairman of the Audit Committee	40,000
Chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee	5,000
Members of the Audit Committee	5,000
Members of each of the Compensation Committee and the Nominating and Corporate Governance Committee	2,500

*	Amount is in addition to annual retainer for general board service.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated 2004 Stock Incentive Plan and form of stock option agreements thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2005

PORTALPLAYER, INC.

By:	/s/ Svend-Olav Carlsen
Svend-Olav Carlsen
Vice President and Chief Financial Officer

EXHIBITS

Exhibit No.	Description
10.1	Amended and Restated 2004 Stock Incentive Plan and form of stock option agreements thereunder.